PIMCO Funds

Supplement Dated March 3, 2011 to the Bond Funds - Class A, Class B, Class C and Class R Prospectus (dated July 31, 2010), as supplemented and revised from time to time

Disclosure Related to PIMCO Investment Grade Corporate Bond Fund and PIMCO Long-Term Credit Fund

Effective immediately, the first sentence of the second paragraph of the "Principal Investment Strategies" section of the PIMCO Investment Grade Corporate Bond Fund's Fund Summary on page 52 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 15% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's, or equivalently rated by S&P or Fitch, or, if unrated, determined by Pacific Investment Management Company LLC ("PIMCO") to be of comparable quality.

In addition, effective immediately, the third sentence of the second paragraph of the "Principal Investment Strategies" section of the PIMCO Investment Grade Corporate Bond Fund's Fund Summary on page 52 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries.

In addition, effective immediately, the third sentence of the second paragraph of the "Principal Investment Strategies" section of the PIMCO Long-Term Credit Fund's Fund Summary on page 58 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries.

Supplement Dated March 3, 2011 to the Bond Funds - Institutional Class, Class M, Class P, Administrative Class and Class D Prospectus (dated July 31, 2010), as supplemented and revised from time to time. Disclosure Related to PIMCO Investment Grade Corporate Bond Fund and PIMCO Long-Term Credit Fund

Effective immediately, the first sentence of the second paragraph of the "Principal Investment Strategies" section of the PIMCO Investment Grade Corporate Bond Fund's Fund Summary on page 60 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 15% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's or equivalently rated by S&P or Fitch, or, if unrated, determined by Pacific Investment Management Company LLC ("PIMCO") to be of comparable quality.

In addition, effective immediately, the third sentence of the second paragraph of the "Principal Investment Strategies" section of the PIMCO Investment Grade Corporate Bond Fund's Fund Summary on page 60 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries.

In addition, effective immediately, the third sentence of the second paragraph of the "Principal Investment Strategies" section of the PIMCO Long-Term Credit Fund's Fund Summary on page 66 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries.

Supplement Dated March 4, 2011 to the Bond Funds - Class A, Class B, Class C and Class R Prospectus (dated July 31 2010) as supplemented and revised from time to time

Disclosure Related to the PIMCO Foreign Bond Fund (Unhedged), PIMCO Foreign Bond Fund (U.S. Dollar-Hedged), PIMCO Global Bond Fund (U.S. Dollar-Hedged), PIMCO Income Fund, PIMCO Long-Term U.S. Government Fund, PIMCO Low Duration Fund, PIMCO Real Return Fund, PIMCO Short-Term Fund and PIMCO Total Return Fund (each, a "Fund," collectively, the "Funds")

Private Account Portfolio Series

Amendment dated March 3, 2011 to the Offering Memorandum dated July 31, 2010, as amended and revised from time to time

Disclosure Related to the PIMCO High Yield Portfolio (the "Portfolio")

Effective immediately, the first sentence of the third paragraph of the "Principal Investment Strategies" section of the Portfolio's Portfolio Summary on page 6 of the Offering Memorandum is deleted in its entirety and replaced with the following:

The Portfolio may invest without limit in U.S. dollar-denominated securities of foreign issuers.

Amendment dated March 3, 2011 to the Offering Memorandum Supplement dated July 31, 2010, as amended and revised from time to time

Disclosure Related to the PIMCO High Yield Portfolio (the Portfolio)

Effective immediately, the second sentence in the first paragraph of the Investment Objectives and Policies Foreign Securities sub section on page 22 of the Offering Memorandum Supplement is deleted in it entirety.